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                                                                     Exhibit 2.2


                                                                 EXECUTION COPY










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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                            LUCENT TECHNOLOGIES INC.,

                            LANDO ACQUISITION, INC.,

                                   KENAN SAHIN

                                       AND

                            KENAN SYSTEMS CORPORATION





                   -------------------------------------------

                          Dated as of January 11, 1999

                   -------------------------------------------
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                                TABLE OF CONTENTS

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1.    The Merger......................................................................................2
      1.1.     General................................................................................2
      1.2.     Articles of Organization...............................................................2
      1.3.     By-Laws................................................................................2
      1.4.     Directors and Officers.................................................................2
      1.5.     Conversion of Securities...............................................................3
      1.6.     Adjustment of the Exchange Ratio.......................................................3
      1.7.     Exchange Procedures; Stock Transfer Books..............................................4
      1.8.     No Fractional Shares...................................................................4
      1.9.     No Further Ownership Rights in Company Common Stock....................................5
      1.10.    Other Agreements.  ....................................................................5
      1.11.    Further Assurances.....................................................................5

2.    Approval by Stockholders of the Company and Acquisition; Further Corporate
      Action..........................................................................................5
      2.1.     Approval by Stockholders of the Company and Acquisition................................5

3.    Representations and Warranties of the Company...................................................5
      3.1.     Organization...........................................................................6
      3.2.     Capitalization; Options and Other Rights...............................................6
      3.3.     Authority..............................................................................6
      3.4.     Charter Documents......................................................................8
      3.5.     Financial Statements...................................................................8
      3.6.     Absence of Undisclosed Liabilities.....................................................8
      3.7.     Operations and Obligations.............................................................9
      3.8.     Properties............................................................................11
      3.9.     Leases................................................................................11
      3.10.    Assets................................................................................11
      3.11.    Accounts Receivable...................................................................11
      3.12.    Customers and Suppliers...............................................................11
      3.13.    Contracts.............................................................................12
      3.14.    Absence of Default....................................................................13
      3.15.    Insurance.............................................................................13
      3.16.    Financial Projections.................................................................14
      3.17.    Litigation............................................................................14
      3.18.    Compliance with Law...................................................................14
      3.19.    Intellectual Property.................................................................15
      3.20.    Tax Matters...........................................................................16
      3.21.    Employee Benefit Plans................................................................17
      3.22.    Employees.............................................................................19
      3.23.    Employment Matters....................................................................19
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      3.24.    Environmental Laws....................................................................19
      3.25.    Export Control Laws...................................................................20
      3.26.    Bank Accounts, Letters of Credit and Powers of Attorney...............................20
      3.27.    Subsidiaries..........................................................................20
      3.28.    Minute Books..........................................................................20
      3.29.    Complete Copies of Materials..........................................................21
      3.30.    Disclosure............................................................................21
      3.31.    Pooling of Interests; Reorganization..................................................21
      3.32.    Investment Matters....................................................................21
      3.33.    Regulation D..........................................................................22

4.    Representations and Warranties of Acquisition and Lucent.......................................23
      4.1.     Organization..........................................................................23
      4.2.     Capitalization........................................................................23
      4.3.     Authority.............................................................................24
      4.4.     Litigation............................................................................26
      4.5.     SEC Filings; Lucent Financial Statements..............................................26
      4.6.     Operations and Obligations............................................................27
      4.7.     Pooling of Interests; Reorganization..................................................27

5.    Covenants......................................................................................27
      5.1.     Conduct of Business Pending Closing...................................................27
      5.2.     Prohibited Actions Pending Closing....................................................27
      5.3.     Access; Documents; Supplemental Information...........................................29
      5.4.     No Solicitation.......................................................................30
      5.5.     Filings; Other Actions................................................................31
      5.6.     Notification of Certain Matters.......................................................31
      5.7.     Employee Matters......................................................................31
      5.8.     Tax Returns; Cooperation..............................................................32
      5.9.     Actions by the Parties................................................................32
      5.10.    Pooling of Interests; Reorganization..................................................33
      5.11.    Stock Exchange Listing................................................................33
      5.12.    Actions by the Stockholder............................................................33
      5.13.    Use of the Company's Name.............................................................33
      5.14.    Relocation of the Company.............................................................34
      5.15.    Indemnification.......................................................................34
      5.16.    Securities Matters....................................................................34

6.    Conditions Precedent...........................................................................34
      6.1.     Conditions Precedent to Each Party's Obligation to Close..............................34
      6.2.     Conditions Precedent to Obligations of Acquisition
               and Lucent............................................................................35
      6.3.     Conditions Precedent to the Obligations of the Company and the
               Stockholder...........................................................................37
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7.    Survival of Representations and Warranties.....................................................38
      7.1.     Representations and Warranties........................................................38

8.    Indemnification................................................................................38
      8.1.     Escrow Shares.........................................................................38
      8.2.     General Indemnification...............................................................38
      8.3.     Damage Threshold......................................................................39
      8.4.     Escrow Period.........................................................................39
      8.5.     Claims Upon Escrow Fund...............................................................39
      8.6.     Stockholder's Tax Indemnity...........................................................40
      8.7.     Objections to Claims..................................................................41
      8.8.     Third-Party Claims....................................................................42

9.    Brokers' and Finders' Fees.....................................................................42
      9.1.     Stockholders..........................................................................42
      9.2.     Acquisition and Lucent................................................................43

10.   Expenses, Taxes................................................................................43

11.   Press Releases.................................................................................43

12.   Contents of Agreement; Parties in Interest; etc................................................43

13.   Assignment and Binding Effect..................................................................43

14.   Termination....................................................................................44

15.   Definitions....................................................................................44

16.   Notices........................................................................................47

17.   Amendment......................................................................................48

18.   Governing Law..................................................................................48

19.   No Benefit to Others...........................................................................48

20.   Severability...................................................................................48

21.   Section Headings...............................................................................48

22.   Schedules and Exhibits.........................................................................49
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23.   Counterparts...................................................................................49
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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of January 11, 1999 by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), LANDO ACQUISITION, INC., a Massachusetts corporation ("Acquisition"), KENAN SAHIN (the "Stockholder"), and KENAN SYSTEMS CORPORATION, a Massachusetts corporation (the "Company").

                                   BACKGROUND

         A. The Company is a Massachusetts corporation with its registered office located at One Main Street, Cambridge, MA 02142 and has authorized 191,560 shares of common stock, par value $.01 per share (the "Company Common Stock"), of which 187,500 shares of Company Common Stock are issued and outstanding. The Company is engaged principally in the business of providing network billing, customer care and customer analysis software (the "Business").

         B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

         C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Massachusetts corporation with its registered office located at 300 Baker Avenue, Concord, Massachusetts 01742 and has authorized an aggregate of 200,000 shares of common stock, no par value per share (the "Acquisition Common Stock").

         D. The Board of Directors of each of Acquisition and the Company has determined that the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Massachusetts Business Corporation Law, as amended (the "MBCL"), and subject to the terms and conditions of this Agreement, is in the best interests of Acquisition and the Company and their respective stockholders. The Board of Directors of each of Acquisition and the Company have approved this Agreement.

         E. The parties intend that, for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall qualify as a "Plan of Reorganization".

         F. The Stockholder owns all the issued and outstanding shares of capital stock of the Company and will derive substantial benefits from the consummation of the transactions contemplated thereunder.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         1.       The Merger.

                  1.1. General. (a) Subject to the terms and conditions of this Agreement and in accordance with the MBCL, at the Effective Time (as defined below), (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts.

                  (b) The Merger shall become effective at the time of filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts substantially in the form of Exhibit A attached hereto ("Articles of Merger") in accordance with the provisions of Section 78 of the MBCL and at such later time as may be stated in the Articles of Merger or such later date as the parties may mutually agree (the "Effective Time"); provided that such date shall not be more than 30 days after the date of such filing. Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts at the time of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, N.Y. at 10:00 A.M., two business days after the date on which the last of the conditions set forth in Section 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  1.2. Articles of Organization. The Articles of Organization of Acquisition, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided therein and by law except that Article I of such Articles of Organization shall be amended to read as follows: "The name of the Corporation is: Kenan Systems Corporation."

                  1.3. By-Laws. The By-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

                  1.4. Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation,


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each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

                  1.5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities:

                  (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation;

                  (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Acquisition or Lucent shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (c) Subject to the provisions of Sections 1.6 and 1.8, each share of Company Common Stock shall be converted into 68.69 (such number as adjusted in accordance with Section 1.6 (the "Exchange Ratio")) validly issued, fully paid and nonassessable shares of Lucent Common Stock, including the corresponding percentage right (the "Right") to purchase junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996, between Lucent and First Chicago Trust Company of New York as Rights Agent so that the 187,500 issued and outstanding shares of Company Common Stock shall be converted into 12,878,788 shares of Lucent Common Stock. All references in the Agreement to Lucent Common Stock to be received in accordance with the Merger shall be deemed from and after the Effective Time to include the Rights. Each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate (representing any shares of Company Common Stock) shall cease to have any rights with respect thereto other than (i) the right to receive shares of Common Stock of Lucent to be issued in consideration therefor upon the surrender of such certificate and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with
         Section 1.8.

                  1.6. Adjustment of the Exchange Ratio. In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and

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
thereafter all references to the Exchange Ratio shall be deemed to be to the Exchange Ratio as so adjusted.

                  1.7. Exchange Procedures; Stock Transfer Books. (a) On the Closing Date, Lucent shall deliver to the Stockholder, or cause to be delivered, in exchange for certificates representing the shares of Company Common Stock held by the Stockholder and surrendered to Lucent or the Surviving Corporation at the Closing (the "Certificates") (i) a certificate representing the number of whole shares of Lucent Common Stock into which such shares of the Company Capital Stock will be converted at the Effective Time pursuant to Section 1.5(c) less the number of shares of Lucent Common Stock to be deposited in escrow (the "Escrow Fund") pursuant to Section 8, and (ii) cash in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.8. In addition, Lucent shall cause to be distributed to the Escrow Agent 505,050 shares of Lucent Common Stock which shares shall be registered in the name of the Escrow Agent as nominee for the Stockholder, shall be held in the Escrow Fund and shall be available to compensate Lucent as provided in Section 8.

                  (b) Lucent shall be entitled to deduct and withhold from the consideration otherwise payable to the Stockholder pursuant to this Agreement such amounts as Lucent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder in respect of which such deduction and withholding was made by Lucent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

                  (c) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock in the records of the Company. From and after the Effective Time, the Stockholder shall cease to have any rights with respect to the shares of Company Common Stock except as otherwise provided herein or by applicable law.

                  1.8. No Fractional Shares. No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Lucent. In lieu of receiving any such fractional share, the Stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported in the NYSE Composite Transactions) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Lucent shall deliver such cash amount to the Stockholder on the Closing Date.

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                  1.9. No Further Ownership Rights in Company Common Stock. All
certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of the Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

                  1.10. Other Agreements. Each of the parties hereto agrees that, in accordance with Section 78 of the MBCL, the Surviving Corporation (i) shall keep a copy of this Agreement in one of the offices specified in Section 32 of the MBCL for inspection by any of its stockholders or by the Stockholder and (ii) shall furnish a copy of this Agreement to any such stockholders or the Stockholder upon written request and without charge.

                  1.11. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

         2. Approval by Stockholders of the Company and Acquisition; Further Corporate Action.

                  2.1. Approval by Stockholders of the Company and Acquisition. The Company and the Stockholder represent that the Board of Directors of the Company has recommended approval to the Stockholder of, and the Stockholder has approved, this Agreement and the Merger. Lucent and Acquisition represent that the Board of Directors of Acquisition has recommended approval to Lucent of, and Lucent has approved, this Agreement and the Merger. The Stockholder, the Company, Acquisition and Lucent each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement.

         3. Representations and Warranties of the Company. The Stockholder represents and warrants to Lucent and Acquisition with respect to the matters set forth in the last sentence of Section 3.2(a) and in Sections 3.3, 3.32 and
3.33 as such representations relate to the

                                       -5-
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Stockholder and each of the Company and the Stockholder jointly represent and warrant to Lucent with respect to all other matters contained in this Section 3 as follows:

                  3.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect.

                  3.2. Capitalization; Options and Other Rights. (a) The total authorized shares of capital stock of the Company consists solely of 191,560 shares of Company Common Stock, of which 187,500 shares are issued and outstanding ("Shares"). All the Shares have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Shares has been issued in violation of the preemptive rights of any stockholder of the Company. The Shares were issued in compliance in all material respects with all applicable federal and state securities laws and regulations. There are no options, warrants or other rights to acquire or convert any debt or equity security into Shares or any other capital stock of the Company. The Stockholder owns all the Shares free and clear of all Liens.

                  (b) There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any other Person any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the Shares.

                  3.3. Authority. (a) Each of the Stockholder and the Company has full power and authority to execute, deliver and perform this Agreement and the Stockholder has full power and authority to execute, deliver and perform the Registration Rights Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by the Company's Board of Directors and the Stockholder and, except for (i) the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act") and (ii) the filing of appropriate merger documents as required by the MBCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

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
This Agreement has been duly authorized, executed and delivered by the Stockholder and the Company and is the legal, valid and binding obligation of the Stockholder and the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Registration Rights Agreement has been duly authorized, executed and delivered by the Stockholder and is the legal, valid and binding obligation of the Stockholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The execution, delivery and performance by the Stockholder and the Company of this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, (i) violate or conflict with any provision of the Articles of Organization or By-laws, as amended, of the Company, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Stockholder or the Company, except in each case, for violations which, individually or in the aggregate, will not have a Material Adverse Effect, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company is a party or by which any of its properties may be bound, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) The execution, delivery and performance by the Stockholder of the Registration Rights Agreement and the consummation of the transactions contemplated thereunder do not, and will not, (i) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Stockholder, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Stockholder is a party, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) The execution and delivery of this Agreement by the Stockholder and the Company does not, and the performance by the Stockholder and the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, except (i) in

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
connection with the requirements of the HSR Act, (ii) the filing and recording of appropriate merger documents as required by the MBCL and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect.

                  (e) The execution and delivery of the Registration Rights Agreement by the Stockholder does not, and the performance by the Stockholder of the Registration Rights Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign.

                  (f) The Stockholder has performed all necessary shareholder action to permit the Company to execute, deliver and perform this Agreement.

                  3.4. Charter Documents. The Company has previously furnished to Lucent a true, complete and correct copy of the Articles of Organization and the By-laws, as amended, of the Company and such Articles of Organization and By-laws are in full force and effect. The Company is not in violation of any provision of its Articles of Organization or its By-laws.

                  3.5. Financial Statements. (a) The Company has previously furnished to Lucent true and complete copies of the following financial statements of the Company (the "Financial Statements"):

                  (i) audited balance sheet of the Company as of December 31, 1997 (the "Balance Sheet") and the audited statements of operations and stockholders' equity of the Company for the fiscal year ended December 31, 1997, each audited and with a report thereon by Ernst & Young LLP; and

                  (ii) unaudited balance sheet of the Company as of December 31, 1998 and the unaudited statements of operations and stockholders' equity of the Company for the period ended December 31, 1998, each certified by the President and the Director of Accounting of the Company.

                  (b) The Financial Statements were prepared in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Company and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations, cash flow and changes in stockholders' equity for the period then ended in conformity with GAAP except that the Financial Statements referred to in clause (a)(ii) above (i) do not contain footnotes ordinarily included in audited financial statements and (ii) are subject to normal audit adjustments.

                  3.6. Absence of Undisclosed Liabilities. Except as disclosed on Schedule 3.6 or as set forth in the notes to the Financial Statements, the Company does not have any material liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (b) liabilities or obligations incurred after the date of the Balance Sheet reasonably incurred in the ordinary course of business and consistent with past practice.

                  3.7. Operations and Obligations. (a) Except as set forth in
Schedule 3.7, since December 31, 1997:

                  (i) there has been no event or condition that has had or reasonably could be expected to have a Material Adverse Effect (other than as a result of business and economic conditions generally affecting the billing and customer care industry); and

                  (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which reasonably could be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.7, since December 31, 1997, the Company has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 1997, except as set forth in such Schedule, the Company has not:

                  (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                  (ii) other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds, or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

                  (iii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practice;

                  (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

                  (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company is a party and is or should be set forth on Schedule 3.13;

                  (vi) undertaken or committed to undertake capital expenditures exceeding $25,000 for any single project or related series of projects;

                  (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the material assets reflected on the Balance Sheet or any material assets acquired by the Company after December 31, 1997, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                  (viii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

                  (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

                  (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

                  (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

                  (xii) allowed the levels of supplies or other materials included in the inventory of the Company to vary materially from the levels customarily maintained in accordance with past practice;

                  (xiii) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company, amended any Benefit Plan or modified any other benefits made available to any such employees; or

                  (xiv) made any change in the accounting principles or made any material change in accounting practices used by the Company, in each case, from those applied in the preparation of the Financial Statements.

                  3.8. Properties. (a) The Company has good and valid title to all its properties and assets reflected on the Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet, (ii) leasehold interests, in which event the Company has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material.

                  (b) The Company does not own any real property.

                  3.9. Leases. Schedule 3.9 lists all outstanding leases, both capital and operating, or licenses, pursuant to which the Company has (i) obtained the right to use or occupy any real or personal property, or (ii) granted to any other Person the right to use any property described on Schedule 3.10.

                  3.10. Assets. (a) Schedule 3.10 lists each material item of machinery, equipment, furniture, vehicles or other personal property owned by the Company having an original cost of $25,000 or more.

                  (b) Except as set forth in Schedule 3.10, the assets and properties owned or leased by the Company constitute all the material assets and properties used by the Company in the operation of its business (including all books, records, computers and computer programs and data processing systems) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $25,000 in the aggregate) and are suitable for the uses for which intended.

                  3.11. Accounts Receivable. Except as set forth in Schedule 3.11, all accounts receivable of the Company (i) have arisen from bona fide transactions by the Company in the ordinary course of its business and represent bona fide claims against debtors for sales and other charges and (ii) are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances accrued on the books of the Company, based on past loss experience, is sufficient to provide for any losses that may be sustained on realization of the accounts receivable.

                  3.12. Customers and Suppliers. None of the Company's customers which individually accounted for more than 5% of the Company's gross revenues during the year ended December 31, 1998 has terminated or indicated that it intends to terminate any agreement with the Company. As of the date hereof, no material supplier of the Company has indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Company. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

                  3.13. Contracts. Schedule 3.13 lists any of the following not otherwise listed on any other Schedule:

                  (a) each written contract or commitment which creates an obligation on the part of the Company in excess of $100,000;

                  (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company is a lender, borrower or guarantor, in a principal amount in excess of $25,000;

                  (c) each written contract or commitment restricting the Company from engaging in any line of business;

                  (d) each written contract or commitment containing a change of control provision;

                  (e) each written contract or commitment in excess of $10,000 to which the Company is a party for any charitable contribution;

                  (f) each written joint development, joint venture or partnership agreement to which the Company is a party;

                  (g) each written agreement in excess of $10,000 to which the Company is a party with respect to any assignment, discounting or reduction of any receivables of the Company;

                  (h) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other agreement containing the right to sublicense software and/or technology, in each case, to which the Company is a party (other than any object code licenses granted to customers in the ordinary course of its business in connection with the sale of the Company's products);

                  (i) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company, having a value in excess of $25,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

                  (j) each written employment contract entered into by the Company and each written consulting contract agreement obligating the Company to make payments in excess of $50,000; and

                  (k) each supply agreement to which the Company is a party that the Company could not readily replace without a Material Adverse Effect.

                  Except as set forth on Schedule 3.13, (i) there are no oral contracts or commitments of the types described in this Section 3.13 which create an obligation on the part of the Company in excess of $50,000, (ii) there are no contracts or commitments between the Company and any Affiliate and (iii) there are no contracts, commitments or arrangements with any employee which require the payment of any compensation upon the occurrence of any specified contingency.

                  3.14. Absence of Default. Except as set forth in Schedule 3.14, each of the leases, contracts and other agreements listed or required to be listed in Schedules 3.9, 3.13, 3.19 and 3.22 that create obligations on any Person in excess of $50,000 constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Closing Date, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. The Company has fulfilled and performed in all material respects its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof and the Company is not, and, except as set forth in Schedule 3.14, the Company is not alleged in writing to be, in breach or default under, nor, except as set forth in Schedule 3.14, is there or is there alleged in writing to be any basis for termination of, any such lease, contract or other agreement. To the best knowledge of the Company, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company, by any such other party. The Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been delivered to Lucent.

                  3.15. Insurance. Schedule 3.15 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the past five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company during the period from inception up to and including the date hereof. The Company shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. The Company has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner. Except as disclosed in Schedule 3.15, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and, to the best knowledge of the Company, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                  3.16. Financial Projections. The Company has prepared and made available to Lucent certain financial projections with respect to the business of the Company which projections were prepared by the Company based upon the assumptions reflected therein. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable and accurate.

                  3.17. Litigation. (a) Except as set forth in Schedule 3.17,
(i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company; and (ii) neither the Company nor any assets, properties or business of the Company, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Except as set forth in Schedule 3.17, the Company is not the plaintiff in any such proceeding and the Company is not contemplating commencing legal action against any other Person.

                  (b) The Company is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to the best of its knowledge, threatened, which reasonably could have a Material Adverse Effect.

                  (c) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which the Company is subject which reasonably could have a Material Adverse Effect.

                  3.18. Compliance with Law. Except as set forth in Schedule
3.18:

                  (a) The Company has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject; and

                  (b) The Company has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company has no reason to believe would not be issued in due course and (ii) which, the failure of the Company to possess, would not subject the Company to penalties other than fines not to exceed $25,000 in the aggregate ("Immaterial Authorizations"); and

                  (c) The Company has not received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

                  3.19. Intellectual Property. (a) The Company owns or is validly licensed or otherwise has the right to use, all patents, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs which are material to the conduct of the business of the Company (the "Intellectual Property Rights").

                  (b) Other than as disclosed on Schedule 3.19(b), the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person; provided that the foregoing representation with respect to patents is only to the Company's best knowledge. The Company has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the Company's best knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of the Company.

                  (c) Except as disclosed on Schedule 3.19(c), assuming that Lucent continues to operate the business of the Company as presently conducted and proposed to be conducted, to the Company's best knowledge Lucent will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other Person.

                  (d) Each employee, agent, consultant or contractor who has contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Lucent.

                  (e) Except as set forth on Schedule 3.19(e), the Company has not entered into any contract (oral or written) or other arrangement pursuant to which the Company has agreed or is obligated to license, transfer or place in escrow the source code for any of its products (prior or current).

                  (f) Except as disclosed on Schedule 3.19(f), the Company has taken reasonable steps with the intent of ensuring that its products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First Centuries and (ii) accurately processing, providing, and receiving date data from, into, and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations and that all other non-Company products (e.g., hardware, software and firmware) used in or in combination with the Company's products, properly exchange data with the Company's products. The Company further represents and warrants that it has taken reasonable steps to assure that the year 2000 date change or any other date change will not adversely effect in any significant respect the systems and facilities that support the operations of the Company.

                  3.20. Tax Matters. (a) Except as set forth on Schedule 3.20,
(i) each of the Company and the Stockholder has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company and the Stockholder have been timely paid or the Company has established adequate reserves therefor in accordance with GAAP; (iv) neither the Company nor the Stockholder has waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have not been examined by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending, proposed or threatened with respect to Taxes of either the Company or the Stockholder; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or the Company has established adequate reserves therefore in accordance with GAAP; (viii) any Tax indemnity arrangements will terminate prior to Closing and the Surviving Corporation will not have any liability thereunder on or after Closing; (ix) there are no Liens for Taxes upon the assets of the Company except Liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company in accordance with GAAP ; (xi) except as may be limited as a result of the transactions contemplated by this Agreement, the Company has not taken any action prior to the Closing Date that would limit Lucent's or the Surviving Corporation's ability to utilize any net operating carryforwards ("NOLs") of the Company; and (xii) the Company is not and has never been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes.

                  (b) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company.

                  (c) The Company (i) has not agreed to nor is it required to make any adjustment pursuant to Section 481(a) of the Code; (ii) does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to the Company;

and (iii) does not have any application pending with the IRS or any other tax authority requesting permission for any change in accounting method.

                  (d) The Company does not own an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

                  (e) The Company is not a party (other than as an investor) to any industrial development bond.

                  (f) The Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and the Company shall provide a certification to such effect to Lucent pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg.
Sec. 1.1445-2(c)(3)(i) at the Closing.

                  (g) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since January 1, 1997 and the Company will be an S corporation up to and including the Closing Date.

                  (h) Neither the Company nor the Stockholder has any knowledge that the IRS has proposed to revoke the Company's election to be treated as an S corporation.

                  (i) Except as set forth in Schedule 3.20, the Company has not been, nor will it be, liable for any Tax under Section 1374 of the Code. The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transactions in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                  (j) Except as set forth in Schedule 3.20, the Company has not had any earnings and profits during a taxable year with respect to which an election under Section 1362(a) of the Code to be treated as an S corporation under Section 1361 through 1379 of the Code was not in effect.

                  3.21. Employee Benefit Plans. (a) Schedule 3.21 contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Plans") maintained, or contributed to, by the Company or any Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled

Entity") for the benefit of any current or any former employees, officers or directors of the Company. The Company has made available to Lucent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as would not have a Material Adverse Effect on the Company, (i) each Plan has been administered in accordance with its terms and
(ii) the Company and all Plans are in compliance with applicable provisions of ERISA and the Code.

                  (b) Each Pension Plan that is intended to be qualified under
Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Pension Plan is so qualified and the trust thereunder is exempt from federal income taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor has any event occurred since the date of such Plan's most recent determination letter that would adversely affect its qualification or materially increase its costs.

                  (c) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA.

                  (d) The Company does not have any liability or obligation under any Welfare Plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by
Part 6 of Title I of ERISA.

                  (e) The Company has no stock option plans and no options to purchase shares of Common Stock of the Company have been issued or are outstanding.

                  (f) The Company has not issued any shares of Company capital stock to any employee of the Company other than (i) the Stockholder and (ii) shares previously issued to employees of the Company which have been repurchased by the Company and are no longer outstanding.

                  (g) Except for ordinary compensation paid to each employee and any benefits to be received by such employee as set forth on Schedule 3.21, no employee of the Company will be entitled to any additional compensation or other benefits from the Company after the date hereof. In addition, except as set forth on Schedule 3.21, no employee of the Company will be entitled to any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

                  3.22. Employees. (a) Schedule 3.22 lists the names, titles and current annual salary rates of and bonuses paid or payable in 1998 or 1999 to all employees whose 1999 annual base salary exceeds $100,000 ("Executive Employees") of the Company.

                  (b) Except as set forth in Schedule 3.21 or 3.22, the Company does not have any employment agreement with, or maintain any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any Executive Employee. There are no agreements with respect to Executive Employees which are subject to Section 280G of the Code or which would obligate the Company to make any payment or provide any benefit that could be subject to tax under Section 4999 of the Code.

                  3.23. Employment Matters. (a) The Company has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (b) the Company believes that the Company's relations with its employees are satisfactory; (c) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company and any of its employees, which controversies have or could have a Material Adverse Effect; (d) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of the Company, threatened, by or with respect to any employees of the Company; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company; (h) there are no claims pending against the Company before any workers' compensation board; and
(i) the Company has not received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company and, to the best knowledge of the Company, no such investigation is in progress.

                  3.24. Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the knowledge of the Company, the Company is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the best knowledge of the Company, threatened, actions, suits or proceedings against the Company or any of its respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

                  3.25. Export Control Laws. The Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company represents and warrants that:

                  (a) The Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States except where the failure to obtain such export licenses and other approvals would not subject the Company to penalties other than fines not to exceed $50,000 in the aggregate;

                  (b) The Company is in compliance with the terms of all applicable export licenses or other approvals;

                  (c) There are no pending or, to the Company's knowledge, threatened claims against the Company with respect to such export licenses or other approvals;

                  (d) There are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

                  (e) No consents or approvals for the transfer of export licenses to Lucent are required, or such consents and approvals can be obtained expeditiously without material cost.

                  3.26. Bank Accounts, Letters of Credit and Powers of Attorney.
Schedule 3.26 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the Bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company. The Company has heretofore delivered to Lucent true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 3.26.

                  3.27.    Subsidiaries.  The Company has no Subsidiaries.

                  3.28. Minute Books. The minute books of the Company made available to Lucent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

                  3.29. Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Lucent or its counsel in connection with their legal and accounting review of the Company.

                  3.30. Disclosure. None of the representations or warranties of the Stockholder or the Company contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents furnished or to be furnished to Lucent by the Stockholder or the Company or pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                  3.31. Pooling of Interests; Reorganization. The Company has not (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests in accordance with GAAP and the regulations and interpretations of the Securities and Exchange Commission for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  3.32. Investment Matters. (a) The Stockholder agrees not to engage in any hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act.

                  (b) The Stockholder acknowledges and agrees that the Consideration Shares are being offered and sold to the Stockholder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Lucent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Stockholder to acquire the Consideration Shares.

                  (c) The Stockholder has received and has had an opportunity to review Lucent's Annual Report on Form 10-K for the fiscal years ended September 30, 1998 and September 30, 1997, Lucent's 1998 Annual Report to Shareowners for fiscal 1998, Lucent's Proxy Statement for the 1999 annual meeting of stockholders and Lucent's Current Reports on Form 8-K dated November 19, 1998 and January 8, 1999 and the Stockholder has had a reasonable opportunity to ask questions of and receive answers from Lucent concerning Lucent, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Stockholder concerning Lucent and all such questions, if any, have been answered to the full satisfaction of the Stockholder.

                  (d) The Stockholder acknowledges that no representations or warranties have been made with respect to the Consideration Shares to the Stockholder by Lucent or any agent, employee or Affiliate of Lucent other than those contained in this Agreement, and in entering into the transactions contemplated hereunder the Stockholder is not relying upon any information, other than that referred to in the foregoing paragraph, contained in this Agreement, and the results of independent investigations by the Stockholder and its representatives; provided that the Stockholder acknowledges and agrees that the only representations or warranties that Lucent has made with respect to such information are as set forth in this Agreement.

                  3.33. Regulation D. (a) The Stockholder acknowledges that each certificate representing the Consideration Shares delivered to or on behalf of the Stockholder and the Escrow Agent shall include the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

                  (b) The Stockholder understands that the Consideration Shares are being issued to the Stockholder and the Escrow Agent in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Consideration Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Stockholder agrees that he shall not transfer any of the Consideration Shares except in a transaction registered under the Securities Act or unless the Stockholder shall have delivered to Lucent an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Lucent, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Except as set forth in the Registration Rights Agreement, the Stockholder is aware that Lucent is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Consideration Shares (or any securities issued in exchange therefor or in substitution thereof), or to file for or comply with any exemption from such registration.

                  (c) The Stockholder is either an Accredited Investor or, immediately prior to receipt of any information regarding Lucent, had such knowledge and experience (alone or with a Purchaser Representative) in financial and business matters as to be able to evaluate the merits and risks of an investment in Lucent.

                  (d) The Stockholder will acquire the Consideration Shares for his own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Consideration Shares in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

                  (e) The Stockholder is not in the business of buying and selling securities.

                  (f) The Stockholder acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer, which Lucent determines in good faith was made other than in compliance with the restrictions stated herein shall not be recognized by Lucent in respect of the Consideration Shares, and that Lucent may deliver a corresponding stop-transfer order to Lucent's transfer agent to that effect.

         4. Representations and Warranties of Acquisition and Lucent. Each of Acquisition and Lucent represents and warrants to the Stockholder as follows:

                  4.1. Organization. Each of Acquisition and Lucent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

                  4.2. Capitalization. (a) The total authorized shares of capital stock of Lucent consists of (i) 3,000,000,000 shares of common stock, par value $.01 per share (the "Lucent

Common Stock"),(1) and (ii) 250,000,000 shares of Lucent Preferred Stock, par value $1.00 per share (the "Lucent Preferred Stock"). At the close of business on November 30, 1998, 1,318,615,011 shares of Lucent Common Stock were outstanding and no shares of Lucent Preferred Stock were outstanding. All the outstanding shares of Lucent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the outstanding shares of Lucent Common Stock has been issued in violation of the preemptive rights of any stockholder of Lucent. The shares of outstanding Lucent Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws and regulations. The shares of Lucent Common Stock to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and non-assessable and will not be issued in violation of the preemptive rights of any stockholder of Lucent.

                  (b) Except for Lucent plans providing for the issuance of Lucent Common Stock to officers, directors and employees of Lucent (and awards outstanding under such plans) or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person or as set forth in Schedule 4.2, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Lucent or granting to Lucent any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Lucent, whether or not presently issued or outstanding, nor are there any outstanding securities of Lucent or of any other entity which are convertible into or exchangeable for other securities of Lucent, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Lucent any securities so convertible or exchangeable.

                  4.3. Authority. (a) Each of Acquisition and Lucent has full corporate power and authority to execute, deliver and perform this Agreement and Lucent has full corporate power and authority to execute, deliver and perform the Registration Rights Agreement. The execution, delivery and performance of this Agreement by each of Lucent and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by its Board of Directors and (ii) in the case of Lucent, by all necessary corporate action and, except for (A) the adoption of this Agreement by the stockholders of Acquisition, (B) the filing of appropriate merger documents as required by the MBCL, and (C) the requirements of the HSR Act, no other corporate proceedings other than actions previously taken on the part of Acquisition or Lucent are necessary to authorize this Agreement and the transactions contemplated hereby. The execution, delivery and performance of the Registration Rights Agreement by Lucent has been duly authorized and approved by all necessary corporate action and no other corporate proceedings other than actions previously taken on the part of Lucent are necessary to authorize the Registration Rights Agreement and the transactions contemplated hereby. This Agreement has been duly authorized,

--------

     (1) Lucent is considering increasing the number of authorized shares to 6,000,000,000 after the February 17, 1999 annual meeting.

executed and delivered by Acquisition and Lucent and is the legal, valid and binding obligation of each of Acquisition and Lucent enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Registration Rights Agreement has been duly authorized, executed and delivered by Lucent and is the legal, valid and binding obligation of Lucent enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The execution, delivery, performance by each of Acquisition and Lucent of this Agreement and the consummation of the transactions hereunder do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Lucent or the Articles of Organization or By-Laws of Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Acquisition and Lucent taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Lucent is a party or by which any of the properties of Acquisition or Lucent may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Acquisition or Lucent and its Subsidiaries taken as a whole.

                  (c) The execution, delivery, performance by Lucent of the Registration Rights Agreement and the consummation of the transactions thereunder do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Lucent, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Lucent, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Lucent is a party or by which any of the properties of Lucent may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole.

                  (d) The execution and delivery of this Agreement by Lucent and Acquisition does not, and the performance by Lucent and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) in connection with the requirements of the

HSR Act, (ii) the filing and recording of appropriate merger documents as required by the MBCL and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Lucent.

                  (e) The execution and delivery of the Registration Rights Agreement by Lucent does not, and the performance by Lucent or the Registration Rights Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

                  4.4. Litigation. (a) Neither Acquisition nor Lucent is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

                  (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Acquisition or Lucent is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

                  4.5. SEC Filings; Lucent Financial Statements. (a) Since October 1, 1997, Lucent and each of its Subsidiaries has filed all forms, reports and documents required to be filed with the SEC under the Securities Act or the Exchange Act. All such required forms, reports and documents are referred to herein as the "Lucent SEC Reports." [As of their respective dates, the Lucent SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Lucent SEC Documents and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as disclosed in the Lucent SEC Documents, the financial statements (including, in each case, any related notes thereto) contained in the Lucent SEC Documents, including any Lucent SEC Documents filed after the date hereof but before the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented the consolidated financial position of Lucent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and to any other adjustments described therein. The balance sheet of Lucent contained in the Lucent SEC Documents, as of _________ is hereinafter referred to as the "Lucent Balance Sheet." As of _________, neither Lucent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed under GAAP on the Lucent Balance Sheet or in the related notes which, if not so disclosed, individually or in the aggregate, would result in a Material Adverse Effect.]

                  4.6. Operations and Obligations. Except as described in the Lucent SEC Reports, since the date of the Lucent Balance Sheet, (i) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any development that has had or reasonably would be expected to have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole; (ii) there has not been any material change by Lucent in its accounting methods, principles or practices, except as required by changes in GAAP or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect; or (iii) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any material revaluation by Lucent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable which would have a Material Adverse Effect.

                  4.7. Pooling of Interests; Reorganization. Neither Lucent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests in accordance with GAAP and the regulations and interpretations of the SEC for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         5.       Covenants.

                  5.1. Conduct of Business Pending Closing. From the date hereof until the Closing, the Company shall:

                  (a) maintain its existence in good standing;

                  (b) maintain the general character of its business and properties and conduct its business in the ordinary course consistent with past practices, except as expressly permitted by this Agreement;

                  (c) maintain business and accounting records consistent with past practices; and

                  (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company the goodwill of its suppliers, customers and others having business relations with the Company.

                  5.2. Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Lucent in writing, from the date hereof until the Closing, the Company shall not:

                  (a) amend or otherwise change its Articles of Organization or By-laws;

                  (b) issue or sell or authorize for issuance or sale, or grant any options, warrants or make other agreements with respect to, any shares of its capital stock or any other of its securities or warrants;

                  (c) except as described in Schedule 5.2(c), declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital commitment which is in excess of $20,000 or capital expenditures which are, in the aggregate, in excess of $50,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e);

                  (f) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                  (g) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

                  (h) enter into or agree to enter into any employment agreement;

                  (i) enter into any compensation arrangement or increase the compensation or benefits payable or to become payable to its officers or employees except for increases in accordance with past practices in salaries or wages of officers or employees which increases for all officers and employees in the aggregate shall not exceed 9% of the aggregate base salary for all officers and employees and, for any officer or employee, shall not exceed 15% of such officer's or employee's base salary, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of the Company, or establish, adopt or enter into any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee or, to the extent any of the foregoing exist, any amendment with respect thereto;

                  (j) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                  (k) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

                  (l) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

                  (m) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (n) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

                  (o) announce an intention, commit or agree to do any of the foregoing.

                  5.3. Access; Documents; Supplemental Information. (a) From and after the date hereof until the Closing, the Company shall afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Lucent, upon reasonable notice free and full access at all reasonable times to the properties, books and records including tax returns filed and those in preparation of the Company and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company in order that Acquisition and Lucent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company, (ii) to the independent certified public accountants of Acquisition and Lucent, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company, and (iii) to Acquisition and Lucent and its representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company as Acquisition and Lucent shall from time to time reasonably request.

                  (b) From the date of this Agreement through and including the Closing, Acquisition, Lucent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

                  (c) The Company shall deliver to Lucent, without charge, the following financial information (the "Supplemental Financial Information"): (i) within 45 days after each fiscal quarter ending after the date hereof until the Closing, the unaudited balance sheet of the Company as of the end of such quarter and the unaudited consolidated and consolidating statements of operations, cash flow and stockholders' equity of the Company for such quarter and for the portion of the fiscal year then completed, (ii) within 90 days after each fiscal year ending after the date hereof until the Closing, the audited balance sheet of the Company as of the end of such year and the audited consolidated statements of operations and stockholders' equity of the Company for such year, in each case prepared in accordance with GAAP audited and with a report thereon by Ernst & Young LLP and (iii) promptly upon the reasonable request by Lucent, such additional financial information as may be required in connection with any filing by Lucent pursuant to the requirements of federal or state securities laws. Such Supplemental Financial Information shall present fairly, in all material respects, the consolidated financial position of the Company for the period covered, subject in the case of unaudited financials to normal year-end adjustments.

                  5.4. No Solicitation. The Company shall not authorize or permit any of its affiliates or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its affiliates to (a) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined) or (b) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which, the Company or any of its Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of the Company or any of its affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its affiliates or otherwise, shall be deemed to be a breach of this Section 5.4 by the Company and its affiliates. The

Company promptly shall advise Lucent of any Acquisition Proposal and inquiries with respect to any Acquisition Proposal. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Affiliates, any voting securities of the Company or any of its Affiliates or a substantial portion of the assets of the Company (other than sales of the Company's products in the ordinary course of business consistent with past practice).

                  5.5. Filings; Other Actions. (a) As promptly as practicable after the date hereof, Lucent, the Stockholder and the Company shall file, with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act with respect to the transactions contemplated hereby. Each of Lucent, the Stockholder and the Company will use its reasonable best efforts to ensure that all such filings by it shall be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Lucent and the Company agrees to make available, or cause to be made available, to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations; provided that the parties shall have entered into mutually acceptable arrangements to ensure the continued confidentiality of any such information.

                  (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act) as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

                  5.6. Notification of Certain Matters. The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and
(ii) any failure of the Company or Lucent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section
5.6 shall not limit or otherwise affect the remedies available to the party receiving such notice.

                  5.7. Employee Matters. Lucent shall cause the Surviving Corporation to make an offer of employment to each employee of the Company who on the Closing Date is actively employed by the Company or who was actively employed by the Company but is on authorized leave of absence. The foregoing undertaking shall not apply to any inactive or former employee including any person on short-term or long-term disability or who has terminated his or her employment, retired or died on or before the Closing Date; provided that each employee of the Company on short-term disability leave on the Closing Date shall be offered employment by the Surviving Corporation upon such employee being able to return to active service. Lucent agrees that, as soon as practicable, each employee of the Company shall be eligible to participate in any generally available welfare benefit or fringe benefit plans maintained by Lucent for new hires and that Lucent will recognize such employee's cumulative prior service to the Company solely for purposes of determining eligibility to participate in and for the vesting of benefits under such welfare benefit or fringe benefit plans; provided that such recognition shall not be for the purpose of determining retirement benefits and accrual.

                  5.8. The Company on the one hand and Lucent on the other will cooperate with each other and provide such information as any party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. The Company and Lucent will retain until the expiration of any applicable statutes of limitations (including any extensions thereof) all Tax Returns, schedules and workpapers and all other material records or documents relating to the Company for all Tax periods through the first Tax period ending after the Closing Date. At the expiration of such statutory period (including any extensions thereof), each party shall have the right to dispose of any such Returns and other documents or records on thirty (30) days written notice to the other party. Any information, documents or records obtained under this Section 5.15 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.]

                  5.9. Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

                  5.10. Pooling of Interests; Reorganization. Each of Lucent and the Company shall cooperate and work together with its respective accountants, with the objective that the transactions contemplated hereunder shall qualify as a pooling of interests under GAAP. Neither Lucent or any of its Subsidiaries nor the Stockholder or the Company shall take any action which could reasonably be expected to jeopardize such qualification. Neither Lucent or its Subsidiaries nor the Company or the Stockholder shall take any action which could reasonably be expected to jeopardize the qualification of the transactions contemplated hereby as a reorganization within the meaning of Section 368(a) of the Code.

                  5.11. Stock Exchange Listing. Lucent shall use all reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Lucent Common Stock to be issued in connection with the Merger.

                  5.12. Actions by the Stockholder. The Stockholder shall cause the Company to fulfill all its obligations under this Agreement.

                  5.13. Use of the Company's Name. (a) Lucent shall permit the Stockholder to use the name "Kenan" for eleemosynary purposes at any time following the Closing.

                  (b) At any time after the fifth annual anniversary of the Closing, the Stockholder may request in writing that Lucent permit him to use the name "Kenan" in connection with a business which, at the time of such request, does not compete or propose to compete with any business that Lucent is then engaged in or has publicly announced that it will be engaged in within the next 24 months. Lucent will consider such request in good faith and, if Lucent is not using such name for any external business purpose at the time of such request, Lucent determines in its reasonable business judgment that it will not use such name for any external business purpose in the foreseeable future and that use of such name pursuant to the Stockholder's request will not mislead or otherwise confuse its customers, then Lucent shall permit the Stockholder to use such name solely in connection with such business.

                  5.14. Relocation of the Company. Lucent acknowledges that it has no present intention to relocate the operations of the Company from Cambridge, Massachusetts, and Lucent agrees that unless it concludes in the reasonable exercise of its business judgment that such a relocation is reasonably necessary for Lucent, it shall not relocate such operation from Cambridge, Massachusetts for a period of 1 year following the Closing

                  5.15. Indemnification. From and after the Effective Time, Lucent shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each person who is or was a director or officer (an "Indemnified Party") of the Company pursuant to any indemnifications provision of the Company's Articles of Organization or By-laws as each is in effect on the date hereof. All rights to such indemnification in favor or any Indemnified Party, as provided in the Company's Articles of Organization and By-laws in effect on the date hereof shall survive the Merger and shall continue in full force and effect, without amendment thereto, for a period of six years from the Effective Time.

                  5.16. Securities Matters. The Stockholder will not sell, assign, transfer or otherwise dispose of any of the Consideration Shares other than in accordance with applicable federal and state securities laws or an exemption therefrom.

         6. Conditions Precedent.

                  6.1. Conditions Precedent to Each Party's Obligation to Close. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

                  (a) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company, assuming the transactions are consummated, shall have been obtained, made or occurred.

                  (b) HSR and Other Approvals. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company shall have been obtained, made or occurred.

                  (c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction prohibiting or preventing the consummation of any of the transactions contemplated hereunder shall be in effect.

                  (d) Escrow Agreement. Each of Lucent, the Company, the Escrow Agent and the Stockholder shall have entered into the Escrow Agreement substantially in the form of Exhibit B\ hereto (the "Escrow Agreement").

                  (e) Registration Rights Agreement. Lucent and the Stockholder shall have entered into the Registration Rights Agreement.

                  (f) Representation Letters. Each of the Company and Lucent shall have executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits C and D hereto.

                  (g) Pooling Letter. Each of the Stockholder, the Company and its affiliates and Lucent and its affiliates shall have executed and delivered a letter relating to pooling of interests substantially in the form of Exhibit E-1, E-2 and E-3 hereto, respectively and each such letter shall be true and correct in all respects and in full force and effect.

                  (h) Stock Exchange Listing. The shares of Lucent Common Stock issued in accordance with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  6.2. Conditions Precedent to Obligations of Acquisition and Lucent. All obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

                  (a) Performance of Obligations; Representations and Warranties. The Company and the Stockholder shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the Company's and the Stockholder's representations and warranties contained in
         Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality and the representations contained in Sections 3.19 and 3.31 shall be true and correct and each of the Company's and the Stockholder's representations and warranties to the extent it is not so qualified by Material Adverse Effect or materiality, shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. Acquisition and Lucent shall have received a certificate dated the Closing Date and signed by the Stockholder and the President of the Company, certifying that, the conditions specified in this Section 6.2(a) have been satisfied.

                  (b) Opinion of Counsel. Acquisition and Lucent shall have received the favorable written opinion dated the Closing Date of Hale and Dorr LLP, counsel to the Company, in form and substance satisfactory to Acquisition and Lucent.

                  (c) Accounting. Lucent shall have received an opinion of PricewaterhouseCoopers LLP, in form and substance satisfactory to Lucent that, based on such procedures as were deemed relevant, the transactions contemplated hereunder will qualify as a pooling of interests under GAAP.

                  (d) Resignations. The Company shall have delivered to Acquisition and Lucent the written resignation of each director and officer of the Company as shall be requested in writing by Acquisition and Lucent. The Company also shall have delivered to Lucent the written resignation of all Trustees of all the benefit plans of the Company as shall be requested in writing by Acquisition and Lucent.

                  (e) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition, operations or prospects of the Company and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than, in each case, as a result of business and economic conditions affecting the United States economy generally or affecting the billing and customer care industry in particular or as a result of the announcement of the Merger) on the Company and Lucent shall have received a certificate signed on behalf of the Company by its President and its Director of Accounting to such effect.

                  (f) Consents. The Company shall have received all necessary consents, in form and substance satisfactory to Acquisition and Lucent, from the other parties to all contracts, leases or agreements to which the Company is a party, except where the failure to receive such consent would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                  (g) Employment Agreement. The Stockholder shall have entered into an employment agreement with Lucent, substantially in the form of Exhibit F hereto (the "Employment Agreement"), and such agreement shall be in full force and effect.

                  (h) Non-Competition Agreements. The Stockholder shall have entered into a non-competition agreement with Lucent, substantially in the form of Exhibit G hereto, and such agreement shall be in full force and effect.

                  (i) Substitute Form W-9. Acquisition and Lucent shall have received a substitute Form W-9 under the Code in form and substance acceptable to Acquisition and Lucent executed by the Stockholder.

                  6.3. Conditions Precedent to the Obligations of the Company and the Stockholder. All obligations of the Company and the Stockholder under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

                  (a) Performance of Obligations; Representations and Warranties. Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 4 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality shall be true and correct and each of the representations and warranties of Acquisition and Lucent to the extent it is not so qualified by Material Adverse Effect or materiality shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and Lucent and an authorized signatory of Acquisition and Lucent, respectively, certifying that the conditions specified in this
         Section 6.3(a) have been satisfied.

                  (b) Opinion of Counsel. The Company and the Stockholder shall have received the favorable written opinion dated the Closing Date of Sidley & Austin, special counsel to Acquisition and Lucent, and of internal counsel to Acquisition and Lucent, each in form and substance satisfactory to the Company.

                  (c) Accounting. The Company shall have received an opinion of Ernst & Young LLP, in form and substance satisfactory to the Company that, based on such procedures as were deemed relevant, the transactions contemplated hereunder will qualify as a pooling of interests under GAAP.

                  (d) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition, operations or prospects of Lucent and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than, in each case, as a result of business and economic conditions affecting the United States economy generally or affecting the billing and customer care industry in particular or as a result of the announcement of the Merger) on Lucent, and the Company and the Stockholder shall have received a certificate signed on behalf of Lucent by an authorized signatory thereof.

                  (e) Employment Agreement. Lucent shall have executed the Employment Agreement and such Agreement shall be in full force and effect.

                  (f) Tax-Free Reorganization. The Company and the Stockholder shall have received the opinion of Hale and Dorr LLP, that the Merger should be treated, for federal income tax purposes, as a tax-free reorganization with the meaning of Section 368(a) of the Code.

         7.       Survival of Representations and Warranties.

                  7.1. Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for four (4) months following the Closing Date except that the representations and warranties contained in the last sentence of Section 3.2(a), Section 3.19,
Section 3.20, Section 3.21(f) and Section 3.31 shall survive for twelve (12) months following the Closing Date. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

         8.       Indemnification.

                  8.1. Escrow Shares. As soon as practicable after the Closing Date, a total of 505,050 shares of Lucent Common Stock (the "Escrow Shares") shall be deposited with The Bank of New York (or another institution selected by Lucent), as escrow agent (the "Escrow Agent"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Shares shall be the sole source available to compensate Lucent for the indemnification obligations of the Stockholder under Section 8.2 except for any claim of fraud.

                  8.2. General Indemnification. (a) Subject to the limitations set forth in this Section 8, the Stockholder will indemnify and hold harmless Lucent and each Person, if any, who controls or may control Lucent within the meaning of the Securities Act of 1933 (and the rules and regulations thereunder), and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out of (i) any inaccuracy in any representation or warranty made by the Stockholder or the Company in this Agreement or in any exhibit or schedule to this Agreement, and (ii) any breach or default by the Stockholder or the Company of any of the covenants or agreements given or made by any of them in this Agreement or any exhibit or schedule to this Agreement; provided that any indemnification sought by Lucent in respect of Taxes (or any representation or warranty made in respect thereof) will be governed by the tax indemnity set forth in Section 8.6 and will not be subject to the provisions of this Section 8.2, Section 8.3 or Section 8.8.

                  (b) Lucent and the Stockholder each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration that Lucent would have agreed to pay in connection with the transactions contemplated hereby.

                  8.3. Damage Threshold. (a) Notwithstanding the foregoing, with respect to any claim by Lucent for indemnification under Section 8.2(a)(i) (other than any claim by Lucent covered by the tax indemnity set forth in Section 8.6 and any claim for any inaccuracy in Section 3.19) or in the last sentence in Section 3.2(a), Lucent may not seek indemnification with respect to any claim for Damages until the sum of all Damages for which Lucent is seeking indemnification under Section 8.1(a)(i) equals or exceeds $500,000 (the "Threshold"), whereupon Lucent shall be entitled to seek indemnification with respect to all such Damages exceeding the Threshold.

                  (b) In determining the amount of any Damage for which Lucent may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii), any materiality standard contained in a representation, warranty or covenant shall be disregarded.

                  8.4. Escrow Period. The Escrow Period shall terminate at the expiration of 12 months after the Closing Date; provided, that any claim made pursuant to Section 8.5 during such period shall be withheld pending resolution of such claim; provided further, that the number of Escrow Shares which is necessary to satisfy any unsatisfied claims specified in any Lucent Notice theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in escrow until such claims have been resolved.

                  8.5. Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Lucent (a "Lucent Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7, deliver to Lucent, as promptly as practicable, the number of Escrow Shares held in the Escrow Fund having a fair market value on the Closing Date equal to such Damages. Lucent shall, concurrent with the sending of any Lucent Notice to the Escrow Agent, provide a copy of such Lucent Notice to the Stockholder.

                  8.6. Stockholder's Tax Indemnity.

                  (a) Stockholder's Tax Indemnity. (i) The Stockholder agrees to indemnify, defend and hold harmless the Indemnified Parties from and against any and all Damages, with respect to all Taxes of the Company and the Stockholder pertaining to any taxable period or portion thereof that ends on or before the Closing Date (a "Pre-Closing Tax Period"), including any Damages with respect to such Taxes for a Pre-Closing Tax Period which the Company is liable under joint and several liability concepts but excluding any Taxes attributable to transactions not in the ordinary course of business that occur on the Closing Date but after the Closing. In the case of Taxes pertaining to any taxable period that does not end on or prior to the Closing Date, the Tax apportionable to the Pre-Closing Tax Period shall be determined in accordance with Section 8.6(a)(ii) hereof.

                  (ii) The Stockholder and Lucent will, to the extent permitted by applicable law, elect with the relevant Taxing Authority to close the taxable year of the Company on the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, in the case of any Taxes that are imposed on a periodic basis and that are payable for a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that is payable for the Pre-Closing Tax Period shall (x) in the case of any such Taxes not based upon or related to income or receipts, be deemed to be the amount of such

Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any such Taxes based upon or related to income or receipts, be determined on the basis of an interim closing of the books of the Company at the close of business on the Closing Date in accordance with paragraph (iv) of this
Section 8.6(a).

                  (iii) For purposes of clause (x) of paragraph (ii) of this
Section 8.6(a), any credits against any Tax (other than credits for payments of estimated taxes and foreign tax credits) shall be prorated based on the fraction employed in such clause (x).

                  (iv) For purposes of clause (y) of paragraph (ii) of this
Section 8.6(a), a liability for any Tax with respect to a Pre-Closing Tax Period shall be the product of (x) the Tax for the entire taxable period multiplied by
(y) a fraction, the numerator of which is the hypothetical Tax for the Pre-Closing Tax Period (determined on the basis of an interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the balance of the taxable period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

                  (v) Payment by the Stockholder of any amount due under this
Section 8.6(a) shall be made within ten (10) business days following written notice by Lucent that payment of such amount to the appropriate Taxing Authority is due or will be due within ten (10) days. In the case of a Tax that is contested in accordance with the provisions of Section 8.6(b), payment of that Tax to the appropriate Taxing Authority will not be considered to be due earlier than the time of a Final Determination with respect to such tax.

                  (b) Contest Rights. (i) Lucent shall, or shall cause the Company to, promptly notify the Stockholder in writing upon receipt by Lucent or the Company or any affiliate of each thereof of each written communication with respect to any pending or threatened audit of, assessment against or court or other proceeding against the Company for any taxable period which could give rise to a claim for indemnity under Section 8.6(a) (an "Indemnified Tax Liability"). The Stockholder shall have the sole right to represent the interests of the Company in any audit, administrative, court or other proceeding relating to an Indemnified Tax Liability, to employ counsel or other representatives of its choice and to otherwise control the conduct of such audit or proceeding in such manner as it deems fit in its sole discretion including, without limitation, to contest, litigate, compromise and settle any adjustment or assessment made or proposed therein. The Stockholder agrees to keep Lucent informed of the progress of any such audits or proceedings and to consult in good faith with Lucent in connection therewith. If the Stockholder elects to so represent the Company's interests, he shall within thirty (30) days of delivery of the notice by Lucent (or sooner, if the nature of the Indemnified Tax Liability so requires) notify Lucent in writing of his intent to do so, and Lucent agrees, and shall cause the Company to agree, to cooperate, at the Stockholder's sole expense, with the Stockholder and its counsel or other representatives in the defense against or compromise of any adjustment or assessment made or proposed in any such audit or proceeding. If the Stockholder elects not to represent the Company's interests, Lucent may pay, compromise or contest such Indemnified Tax Liability in such manner as it deems appropriate (in its sole discretion); and the Stockholder shall be deemed to have conceded Lucent's rights to indemnification from the Stockholder pursuant to Section 8.6(a) hereof with respect to such Indemnified Tax Liability.

                  (ii) Notwithstanding paragraph (i) hereof, in respect of any Indemnified Tax Liability, the Stockholder may not settle, compromise or otherwise dispose of any such liability without the consent of Lucent, if such settlement, compromise or other disposition would have a material adverse effect on the Company for taxable periods beginning on or after the Closing Date. In that event, the Stockholder shall permit the Company, through counsel of its own choosing and at its sole expense, to participate in the settlement, compromise or other disposition of such Indemnified Tax Liability.

                  8.7. Objections to Claims. (a) If the Stockholder shall object to a Lucent Notice within the 10-day period after receipt thereof, then Lucent and the Stockholder shall use their good faith efforts to resolve such dispute. If Lucent and the Stockholder resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the Escrow Shares, if applicable.

                  (b) If Lucent and the Stockholder are unable to resolve such dispute within 30 days after the Stockholder objects to such Lucent Notice, either Lucent or the Stockholder may, by written notice to the other, demand arbitration of such dispute. Any such arbitration shall be conducted by JAMS/Endispute, Inc. or such other alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Lucent and the Stockholder. The Arbitration Service shall select one arbitrator reasonable acceptable to Lucent and the Stockholder who shall be expert in the area of development and production of data networking products. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Shares in accordance therewith.

                  (c) The arbitration shall be held in New York, New York. The costs of any such arbitration shall be borne one-half for the account of Lucent and one-half by the Stockholder. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                  8.8. Third-Party Claims. In the event Lucent becomes aware of a third-party claim which Lucent believes may result in a demand pursuant to this Section 8, Lucent shall promptly notify the Stockholder of such claim, and the Stockholder shall be entitled, at the Stockholder's expense, to participate in any defense of such claim; provided that Lucent shall control such defense, and shall have the right to settle such claim with the consent of the Stockholder (which consent shall not be unreasonably withheld, it being understood that the withholding of such consent by the Stockholder shall not be unreasonable if the Stockholder's payment obligations under such settlement would exceed its indemnification obligations under this Section 8 to settle any such claim); provided that no such consent of the Stockholder shall be required where the third-party claim which Lucent proposes to settle involves the business reputation of Lucent or its Affiliates, or the possible criminal liability of Lucent or its Affiliates or any of their respective officers, directors or employees. In the event that the Stockholder has consented to any such settlement, the Stockholder shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Lucent for indemnity with respect to such settlement.

         9. Brokers' and Finders' Fees.

                  9.1. Stockholders. The Stockholder represents and warrants to Acquisition and Lucent that no broker, investment banker or financial advisor other than J.P. Morgan is entitled to a brokerage fee, financing commission or other commission from the Stockholder in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Stockholder agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Acquisition or Lucent), it shall indemnify and hold Acquisition and Lucent harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against it as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

                  9.2. Acquisition and Lucent. Acquisition and Lucent represent and warrant to the Stockholder that no broker, investment banker or financial advisor is entitled to any brokerage fee, financing commission or other commission from Acquisition and Lucent in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Acquisition and Lucent agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by the Company), they shall jointly and severally indemnify and hold the Stockholder harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against the Stockholder, as a result of Acquisition's or Lucent's or any of their respective Affiliates' dealings, arrangements or agreements with any such Person.

         10. Expenses; Taxes. The Surviving Corporation shall pay the expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Any Tax, including but not limited to sales, use, stamp or transfer taxes, and any other filing or recording fees, if any, which may be payable with respect to the consummation of the transactions contemplated hereby shall be payable as prescribed by applicable law or regulation.

         11. Press Releases. Except as required by law or SEC regulations (in each case, as determined by each party in its reasonable judgment) or Lucent's listing agreement with the New York Stock Exchange, neither Lucent nor the Stockholder shall issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other parties to this Agreement. The Stockholder shall cause the Company to comply with its obligations under this Section 11.

         12. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to or contemplated herein and executed simultaneously herewith and the letter agreement dated May 8, 1998 concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

         13. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Lucent may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Lucent hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         14. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

                  (a) by the mutual agreement of the Stockholder, Acquisition and Lucent;

                  (b) by Acquisition or Lucent, on the one hand, or the Stockholder, on the other hand if (i) the Closing Date shall not have occurred by April 30, 1999; provided that the right to terminate this Agreement under this Section 14(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by the Stockholder, in the event Acquisition or Lucent materially breaches its obligations under this Agreement, unless such breach is cured within 15 days after notice to Lucent by the Stockholder; or

                  (d) by Acquisition or Lucent, in the event the Stockholder materially breaches its obligations under this Agreement unless such breach is cured within 15 days after notice to the Stockholder by Acquisition or Lucent.

         15. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

                  (a) "Accredited Investor shall have the meaning set forth in Rule 501 of Regulation D under the Securities Act.

                  (b) "Affiliate" of a Person means any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  (c) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, program, arrangement or understanding (whether or not legally binding) providing material benefits or compensation to any current or former employee, officer or director of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Consideration Shares" shall mean the shares of Lucent Common Stock received by the Stockholder in exchange for all the shares of Company Common Stock issued and outstanding pursuant to Section 1.5(c).

                  (f) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                  (g) "Exchange Act" shall mean the Securities and Exchange Act of 1934, and any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  (h) "Final Determination" shall mean (i) a decision of the United States Tax Court, or a decision, judgment, decree or other order by another court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or municipal Tax statute; (iii) any disallowance of a claim for refund or credit in respect of an overpayment of Tax unless a suit related thereto is filed on a timely basis; (iv) any final disposition by reason of the expiration of the applicable statute of limitations; or (v) the actual payment by the Company of Taxes.

                  (i) "GAAP" shall mean generally accepted accounting principles.

                  (j) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

                  (k) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                  (l) "Material Adverse Effect" shall mean (unless otherwise specified) any condition or event that could reasonably be expected:
         (a) to have a material adverse effect on the assets, business, financial condition, operations or prospects of the Company, (b) to materially impair the ability of the Stockholder to perform its obligations under this Agreement or (c) to prevent or delay the consummation of transactions contemplated under this Agreement.

                  (m) "Permitted Liens" shall mean (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (b) pledges or deposits made in the ordinary course of business; (c) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (d) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                  (n) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                  (o) "Purchaser Representative" shall mean any Person who satisfies all of the conditions set forth in Rule 501 of Regulation D under the Securities Act.

                  (p) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, the Stockholder, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

                  (q) "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of January 11, 1999 between the Stockholder and Lucent.

                  (r) "Regulation D" shall mean Regulation D under the Securities Act.

                  (s) "Securities Act" shall mean the Securities Act of 1933, and any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  (t) "SEC" shall mean the Securities and Exchange Commission.

                  (u) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

                  (v) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any custom, duty, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

                  (w) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         16. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 16) or by overnight courier or registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                  If to Acquisition or Lucent:

                  Lucent Technologies Inc.
                  c/o Communications Software Group
                  184 Liberty Corner Road
                  Warren, New Jersey 07059
                  Attn:  President

                  with copy to:

                  Lucent Technologies Inc.
                  c/o Communications Software Group
                  184 Liberty Corner Road
                  Warren, New Jersey 07059
                  Attn:  General Counsel, Communications Software Group

                  If to the Company or the Stockholder:

                  Kenan Systems Corporation
                  One Main Street
                  Cambridge, Massachusetts  02142
                  Attn: Kenan Sahin

                  with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Attn:  David A. Westenberg, Esq.

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

         17. Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Closing Date by mutual agreement of the parties hereto. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

         18. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the MBCL shall be mandatorily applicable to the Merger and the rights of the Stockholder in connection therewith.

         19. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

         20. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

         21. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         22. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement. The Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Stockholder and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                           LUCENT TECHNOLOGIES INC.

                           By: /s/ Lance B. Boxer
                               Name: Lance B. Boxer
                               Title:   Group President Communications Software


                           LANDO ACQUISITION, INC.

                           By: /s/ Lance B. Boxer
                               Name:  Lance B. Boxer
                               Title:    President


                           LANDO ACQUISITION, INC.

                           By: /s/ Kevin G. DaSilva
                               Name:  Kevin G. DaSilva
                               Title:   Treasurer


                           KENAN SYSTEMS CORPORATION

                           By: /s/ Kenan Sahin
                               Name: Kenan Sahin
                               Title:    President


                           KENAN SYSTEMS CORPORATION

                           By: /s/ Kenan Sahin
                               Name: Kenan Sahin
                               Title:    Treasurer


                           KENAN SAHIN


                           /s/ Kenan Sahin

                            GLOSSARY OF DEFINED TERMS

Defined Term                                                           Location of Definition
Accredited Investor................................................................Section 15
Acquisition........................................................................Preamble
Acquisition Common Stock...........................................................Recitals
Acquisition Proposal...............................................................Section 5.4
Affiliate..........................................................................Section 15
Agreement..........................................................................Preamble
Arbitration Service................................................................Section 8.7(b)
Articles of Merger.................................................................Section 1.1(b)
Authorizations.....................................................................Section 3.18(b)
Balance Sheet......................................................................Section 3.5(a)
Benefit Plan.......................................................................Section 15
Business...........................................................................Recitals
Certificates.......................................................................Section 1.7
Closing............................................................................Section 1.1(b)
Closing Date.......................................................................Section 1.1(b)
Code...............................................................................Section 15
Commonly Controlled Entity.........................................................Section 3.21(a)
Company............................................................................Preamble
Company Common Stock...............................................................Recitals
Confidentiality Agreement..........................................................Section 12
Consideration Shares...............................................................Section 15
Damages............................................................................Section 8.2(a)
Effective Time.....................................................................Section 1.1(b)
Employment Agreement...............................................................Section 6.2
Environmental Laws.................................................................Section 15
ERISA..............................................................................Section 3.21(a)
Escrow Agent.......................................................................Section 8.1
Escrow Agreement...................................................................Section 6.1(d)
Escrow Fund........................................................................Section 1.7
Escrow Shares......................................................................Section 8.1
Exchange Act.......................................................................Section 15
Exchange Ratio.....................................................................Section 1.5(c)
Executive Employees................................................................Section 3.22(a)
Final Determination................................................................Section 15
Financial Statements...............................................................Section 3.5(a)
GAAP...............................................................................Section 15
Hazardous Substances...............................................................Section 15
HSR Act............................................................................Section 3.3(a)
Immaterial Authorizations..........................................................Section 3.18(b)
Indemnified Party..................................................................Section 5.15
Indemnified Person.................................................................Section 8.2

Indemnified Tax Liability..........................................................Section 8.6(b)
Intellectual Property Rights.......................................................Section 3.19(a)
IRS................................................................................Section 3.20(a)
Laws...............................................................................Section 3.18(a)
Liens..............................................................................Section 15
Lucent.............................................................................Preamble
Lucent Balance Sheet...............................................................Section 4.5(b)
Lucent Common Stock................................................................Section 4.2(a)
Lucent Notice......................................................................Section 8.5
Lucent Preferred Stock.............................................................Section 4.2(a)
Lucent SEC Reports.................................................................Section 4.5(a)
Material Adverse Effect............................................................Section 15
MBCL...............................................................................Recitals
Merger.............................................................................Recitals
NOLS...............................................................................Section 3.20(a)
NYSE...............................................................................Section 1.8
Pension Plans......................................................................Section 3.21(a)
Permitted Liens....................................................................Section 15
Person.............................................................................Section 15
Plans..............................................................................Section 3.21(a)
Pre-Closing Plans..................................................................Section 8.6(a)
Purchaser Representative...........................................................Section 15
reasonable best efforts............................................................Section 15
Registration Rights Agreement......................................................Section 15
Regulation D.......................................................................Section 15
Right..............................................................................Section 1.5(c)
SEC................................................................................Section 15
Securities Act.....................................................................Section 15
Stockholder........................................................................Preamble
Shares.............................................................................Section 3.2(a)
Subsidiary.........................................................................Section 15
Supplemental Financial Information.................................................Section 5.3(c)
Surviving Corporation..............................................................Section 1.1(a)
Tax................................................................................Section 15
Tax Return.........................................................................Section 15
Threshold..........................................................................Section 8.3(a)
Welfare Plans......................................................................Section 3.21(a)


                                      -ii-